Exhibit 10.32
TRADEMARK LICENSE AGREEMENT
     This TRADEMARK LICENSE AGREEMENT (this “License”) is made as of [•] (the “Effective Date”), by and between Culligan International Company, a Delaware corporation, having its principal place of business at 9399 W. Higgins Road, Rosemont, Illinois 60018 (“CULLIGAN”), P1 Sub, LLC, a North Carolina limited liability company and P2 Sub, LLC, a North Carolina limited liability company (each, a “LICENSEE” and together, the “LICENSEES”). Capitalized terms used in this License without definition have the meanings set forth in the Purchase Agreement (as defined below).
RECITALS
     A. CULLIGAN owns the trademark “Culligan”, which is registered in the United States Patent and Trademark Office, and owns and controls certain other related registered trademarks, trade names, signs and commercial symbols which are associated with water and the treatment of water. Such marks and related designations have gained a high degree of consumer acceptance and distinction for quality and consistency.
     B. LICENSEES, CULLIGAN, Culligan Store Solutions, LLC and Culligan of Canada Ltd. have entered into an Asset Purchase Agreement, dated as of June 1, 2010 (the “Purchase Agreement”), pursuant to which LICENSEES agreed to acquire certain assets of Culligan Store Solutions, LLC and Culligan of Canada Ltd. in exchange for cash and common stock of Primo Water Corporation, all as more fully described in the Purchase Agreement.
     C. It is a condition to the Closing under the Purchase Agreement that this Agreement be executed by the parties and delivered to the LICENSEES on the Closing Date.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth below, the parties agree as follows:
1. LICENSE
     1.1 CULLIGAN, as licensor, hereby grants to each LICENSEE during the Term (as defined below) of this License a non-transferable (except pursuant to Section 7 below), non-exclusive, royalty-free, fully paid-up right and license to use within the Licensed Territory (as defined below) the trademarks identified on Attachment A (such trademarks, together with all registrations and applications therefor and all common law rights pertaining thereto, the “Marks”) in connection with its ownership and operation of the Purchased Assets which display or otherwise make use of the Marks as of the Effective Date (the “Licensed Products”) and the promotion and advertising of the Licensed Products (the “Licensed Use”).
     1.2 Each LICENSEE acknowledges that its rights acquired pursuant to this License are not exclusive to such LICENSEE and that (a) CULLIGAN and its Affiliates have heretofore entered into franchise agreements with third-party dealers, pursuant to which such dealers have been granted the right to produce, distribute or sell products that are the same as or similar to the Licensed Products using the Marks (the “Existing Licensees”), which rights shall not be terminated or affected by the sale of the Business to LICENSEES pursuant to the Purchase Agreement, (b) the Existing Licensees may compete with the LICENSEES in their future operation of the Business, and (c) CULLIGAN and its Affiliates have heretofore produced, distributed and sold products and retain the right in the future to use the Marks to produce, distribute and sell products other than the Licensed Products and to license third parties, including but not limited to the Existing Licensees to do the same. For the avoidance of doubt, neither the foregoing nor any other provision of this License shall amend or otherwise diminish the obligations of CULLIGAN and its Affiliates pursuant to the Non-Competition Agreement.
     1.3 The territory in which the LICENSEES are authorized to use the Marks in accordance with this License consists of the United States and Canada (the “Licensed Territory”). Notwithstanding the foregoing, the Licensed Use of the Marks by LICENSEES in advertising via the Internet shall not be deemed a violation of this License merely because such advertisements may be viewed by persons outside of the Licensed Territory provided that (i) such advertising is not directed to Persons outside of the Licensed Territory and (ii) the Licensed Products being so advertised are provided or sold by LICENSEES only in the Licensed Territory.
     1.4 CULLIGAN grants no license by implication or otherwise under this License for rights to any territory except the Licensed Territory, or to any other trademark or designation other than the Marks, or to other rights with respect to the trademark “Culligan” on any product other than the Licensed Products or with any use other than the Licensed Use. LICENSEE acknowledges that CULLIGAN retains all rights and privileges not expressly granted by this License.
2. QUALITY STANDARDS AND CONTROL
     2.1 Each LICENSEE covenants that it will ensure that the Licensed Products and Licensed Use are maintained at a level of a quality at least equal to the quality maintained by CULLIGAN immediately prior to the Effective Date hereof (the “Quality Standards”).
     2.2 All use of the Marks made by each LICENSEE hereunder shall faithfully reproduce the design and appearance of the Marks as reflected on Exhibit A.
     2.3 CULLIGAN shall have the right to inspect and approve any and all uses by each LICENSEE of the Marks. CULLIGAN hereby approves any and all uses of the Marks by LICENSEES that are consistent with uses of the Marks by CULLIGAN as of the Effective Date. From time to time, upon CULLIGAN’S reasonable request in writing, each LICENSEE shall provide CULLIGAN, at LICENSEE’S expense, with representative samples of the ways in which the Marks are then being used by such LICENSEE (or photographs depicting the same). CULLIGAN shall be deemed to have approved any use of the Marks if CULLIGAN does not object to such use within fifteen (15) days of its receipt of representative samples of such use (or photograph thereof). If CULLIGAN believes that any use by a LICENSEE of the Marks (other than a use deemed approved pursuant to this Section 2.3) is in violation of the Quality Standards, CULLIGAN shall provide written notice of such violation to such LICENSEE within such fifteen (15) day period setting forth specific information regarding the alleged violation. CULLIGAN and such LICENSEE will cooperate diligently and in good faith thereafter to determine whether such a violation has occurred and, if so, LICENSEE shall use reasonably diligent efforts to cure the cause of such violation or, if such LICENSEE is unable to cure such violation, discontinue such use.
     2.4 Each LICENSEE shall use the Marks only in such manner as will comply with the provisions of applicable laws and regulations relating to the Marks.
     2.5 Each LICENSEE shall maintain any equipment to which a Mark is affixed only in such manner as will comply with all applicable laws and regulations relating to such equipment.
3. VALIDITY OF MARKS; USE OF MARKS
     3.1 Each LICENSEE acknowledges the validity of the Marks and CULLIGAN’S common law and other rights in the Marks and will not question the ownership or validity of same.
     3.2 Each LICENSEE will refrain from using the Marks and other trademarks or designations of CULLIGAN except as authorized in this License.
     3.3 Each LICENSEE will refrain from using any other mark in any manner that creates a likelihood of confusion with the Marks.
4. TERM AND TERMINATION PROVISIONS
     4.1 The term of this License will commence on the Effective Date and continue in effect for one year, unless sooner terminated in accordance with the terms hereof (the “Term”).
     4.2 Either party may terminate this License if the other party fails to perform a material obligation under this License and does not cure such failure within twenty (20) days after receiving written notice from the other party.
     4.3 Termination of this License will not relieve CULLIGAN or either LICENSEE of their respective obligations under Section 6.
     4.4 Upon termination of this License LICENSEES shall cease use of the Marks; provided, however, that after such termination, LICENSEES may continue to use Purchased Assets having any Mark affixed thereto, to the extent that such Purchased Assets are not located in the retail area of a commercial retailer, without any obligation to remove or obscure such Marks and such continued use shall not be a violation hereof. Notwithstanding anything to the contrary contained herein, to the extent required by applicable Law, LICENSEE shall be permitted to refer to the business acquired pursuant to the Purchase Agreement as the business acquired from Culligan Store Solutions, LLC and Culligan of Canada Ltd.
5. INDEPENDENT CONTRACTOR
     Each LICENSEE is an independent contractor and will itself control and direct the performance of the details of its operations. This License is not intended to give CULLIGAN any significant control over the business operations of any LICENSEE or grant any LICENSEE any significant assistance from CULLIGAN. CULLIGAN does not prescribe a marketing plan or system, and the parties do not have a community of interest or continuing financial interest in the marketing of goods or services. The parties do not intend to create a franchise or sale of a business opportunity plan as applicable under any state or federal law. No party to this License is authorized to incur debts or other obligations of any kind on the part of or act as an agent of any other party hereto.
6. TRADEMARK INFRINGEMENT; INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE
     6.1 Each LICENSEE shall promptly advise CULLIGAN of any claims of infringement or the commencement against such LICENSEE of any lawsuit for trademark infringement relating to such LICENSEE’s use of the Marks. CULLIGAN shall have control over the defense of any such lawsuit. So long as CULLIGAN is conducting the defense of such claim, neither the LICENSEE nor CULLIGAN will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other party, which consent will not be withheld unreasonably, it being understood that any party may withhold its consent to a settlement that provides for non-monetary relief or an admission of liability. Each LICENSEE agrees to assist CULLIGAN by providing information and witnesses as needed and CULLIGAN shall reimburse such LICENSEE for its actual expenses incurred in such assistance provided that CULLIGAN has approved such expenses in advance. Each LICENSEE shall have the right to be represented by its own counsel at its own expense, which counsel shall act only in an advisory capacity.
     6.2 CULLIGAN shall defend, indemnify and hold each LICENSEE, its officers, directors, managers, employees, agents, and equityholders harmless from and against, and pay and reimburse such LICENSEE for, any liability, loss or damage, cost or expense, including but not limited to court costs, attorneys’ fees, and any awards or damages (collectively, “Losses”) directly or indirectly relating to or arising from (a) such LICENSEE’s use of the Marks, as long as such use is authorized by this License or (b) CULLIGAN’s breach of any of its warranties or obligations hereunder.
     6.3 Each LICENSEE (jointly and severally) shall defend, indemnify and hold CULLIGAN, its officers, directors, employees, agents, shareholders, and dealers harmless from and against, and pay and reimburse CULLIGAN for, Losses directly or indirectly relating to or arising from any LICENSEE’s breach of its warranties or obligations hereunder, or unauthorized use of the Marks.
     6.4 Except as related to the parties’ indemnity obligations as stated in Sections 6.2 and 6.3, no party will be liable to any other party for indirect, incidental, exemplary or consequential damages of any nature (including without limitation lost profits) or for special or punitive damages arising out of or related to this License, whether such damages are based on breach of contract, breach of warranty, negligence, gross negligence, strict liability or any other legal theory.

7. SUBLICENSES; ASSIGNMENT
     No LICENSEE will have any right of sublicense without CULLIGAN’S prior written consent, which consent will be in CULLIGAN’S sole and absolute discretion. Notwithstanding Section 4, if any LICENSEE attempts to sublicense this License without CULLIGAN’S consent, then this License will terminate immediately. No party shall assign its rights under this License to any third party, except (a) either party may assign its rights hereunder to an Affiliate, provided, that such assignment shall not relieve the assignor of its responsibilities under this License, (b) CULLIGAN may assign its rights and obligations to a third party pursuant to a merger or sale of substantially all of its assets and (c) any LICENSEE may collaterally assign its rights hereunder to its lenders for security purposes. Any purported assignment in violation of the foregoing shall be null and void and of no effect.
8. GENERAL PROVISIONS
     8.1 All notices pertaining to this License will be transmitted in a manner to confirm receipt to the President of the party at the address of its principal place of business set forth above. When this License requires any LICENSEE to notify CULLIGAN, an additional copy will be transmitted to its General Counsel at CULLIGAN’S address for its principal place of business set forth above. Either party may change its address for receiving notices by giving written notice to the other party in accordance with the provisions of this Section.
     8.2 No party will be liable for delays or non-performance caused by fire, flood, explosion, accident, strike, war, riots, sabotage, terrorism or material changes in governmental law or regulation, or for other causes beyond its control, but the delaying party will exercise all reasonable efforts to cure and minimize the extent of the delay.
     8.3 This License and Attachment A and the Purchase Agreement contain the complete understanding between the parties concerning the Marks and other subjects covered herein. This License may not be modified or supplemented except by a writing signed by authorized officers of each party. This License is independent of any other agreement that may be in effect between the parties.
     8.4 If any term or provision of this License should be declared invalid by a court of competent jurisdiction, the remaining terms and provisions will be unimpaired and the invalid term or provision will be replaced by such valid term or provision as comes closest to the intention underlying the invalid term or provision.
     8.5 No waiver or delay by CULLIGAN or any LICENSEE in the enforcement of any term, covenant or condition of this License will be construed as a waiver by that party of such covenant or condition of this License. The observation or performance of any condition or obligation imposed upon a party under this License may be waived only in writing by an authorized officer and only to the extent stated in such writing.

     8.6 All remedies provided under this License are cumulative and in addition to any remedy otherwise available under any federal, state or local law.
     8.7 This License, and any and all disputes between CULLIGAN and any LICENSEE related to this License, are to be exclusively construed in accordance with and governed by the laws of the State of Illinois, without regard to choice of law or conflicts of law principles that might apply the laws of another state. Any lawsuit between any LICENSEE and CULLIGAN related to this License shall be adjudicated exclusively in a state or federal court located in Cook County, Illinois, the county in which CULLIGAN presently has its principal place of business. Each LICENSEE waives any objections that it may have to jurisdiction or venue in those courts and shall not make any claim that litigating disputes in such courts would be an inconvenient forum. In the event of a lawsuit or proceeding between the parties, the nonprevailing party will pay or reimburse, as the case may be, the expenses and costs, including court costs and reasonable attorneys’ fees, of the prevailing party.
     8.8 This License is binding on the respective, permitted successors in interest, assignees, executors, administrators and heirs of the parties.
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     IN WITNESS WHEREOF, this License has been duly executed by the parties hereto on the Effective Date.

P1 SUB, LLC
By:
Name:
Title:

P2 SUB, LLC
By:
Name:
Title:

CULLIGAN INTERNATIONAL COMPANY
By:
Name:
Title:

ATTACHMENT A
MARKS

Mark	Registration Number	Jurisdiction
TRUST THE WATER EXPERTS	1890197	USA
CULLIGAN & DESIGN (script with water drop design)	1365112	USA
Any other Culligan-owned trademark affixed to the Purchased Assets as of the date hereof